Exhibit 10.5

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is entered into as of December 17, 2021 by and among each of the parties identified as a Guarantor on the signature pages hereto (each, a “Guarantor”, and collectively, the “Guarantors”), in favor of the purchasers signatory to the Securities Purchase Agreements (as defined below) (together with their respective successors and assigns, including, any future holder of the Notes (as defined below), the “Holders”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Securities Purchase Agreements (as defined below).

RECITALS

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of May 8, 2020 (as amended and in effect from time to time, including any replacement agreement therefor, the “May 2020 Securities Purchase Agreement”), among Charge Enterprises, Inc., a Delaware corporation (formerly known as Transworld Holdings, Inc. and GoIP Global, Inc., a Colorado corporation) (the “Company”) and the Holders, the Holders have extended credit to the Company as evidenced by certain Senior Secured Convertible Notes in the aggregate principal amount of $3,000,000.00 issued by the Company to the Holders (together with any notes issued in exchange therefor or replacement thereof or any additional investment made by the Holders and as the same may be amended, supplemented, restated or otherwise modified from time to time, the “May 2020 Senior Notes”);

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of November 3, 2020 (as amended and in effect from time to time, including any replacement agreement therefor, the “November 2020 Securities Purchase Agreement”) among the Company and the Holders, the Holders have extended credit to the Company as evidenced by certain Senior Secured Convertible Notes in the aggregate principal amount of $3,888,889.00 issued by the Company to the Holders (together with any notes issued in exchange therefor or replacement thereof or any additional investment made by the Holders and as the same may be amended, supplemented, restated or otherwise modified from time to time, the “November 2020 Senior Notes”);

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of May 19, 2021 (as amended and in effect from time to time, including any replacement agreement therefor, the “May 2021 Securities Purchase Agreement”), among the Company and the Holders, the Holders have extended credit to the Company as evidenced by certain Senior Secured Convertible Notes in the aggregate principal amount of $5,610,000 and certain Senior Secured Non-convertible Notes in the aggregate principal amount of $11,032,609.00 issued by the Company to the Holders (together with any notes issued in exchange therefor or replacement thereof or any additional investment made by the Holders and as the same may be amended, supplemented, restated or otherwise modified from time to time, the “May 2021 Senior Notes”);

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of the date hereof (as amended and in effect from time to time, including any replacement agreement therefor, the “December 2021 Securities Purchase Agreement” and together with the May 2020 Securities Purchase Agreement, the November 2020 Securities Purchase Agreement and May 2021 Securities Purchase Agreement, the “Securities Purchase Agreements”), among the Company and the Holders, the Holders have extended credit to the Company as evidenced by certain Senior Secured Non-convertible Notes in the aggregate principal amount of $14,814,814.67 issued by the Company to the Holders (together with any notes issued in exchange therefor or replacement thereof or any additional investment made by the Holders and as the same may be amended, supplemented, restated or otherwise modified from time to time, the “December 2021 Senior Notes” and together with the May 2020 Senior Notes, the November 2020 Senior Notes and May 2021 Senior Notes, the “Senior Notes”); and

WHEREAS, each Guarantor will derive substantial direct and indirect benefit from the provision of the loans evidenced by the Notes.

WHEREAS, entry into this Agreement is a condition precedent to the transactions set forth in the December 2021 Securities Purchase Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           The Guaranty. Each Guarantor hereby guarantees, as a co-obligor and not merely as surety, to the Holders, the prompt payment of all Liabilities (including without limitation all costs and expenses, principal, premium if any, and interest (including all interest that accrues after the commencement of any proceeding under Applicable Insolvency Laws of the Company or any Guarantor (the Company and each Guarantor collectively referred to herein as the “Note Parties” and each individually, a “Note Party”) at the rate provided in the respective Transaction Document (as such term is defined in the December 2021 Securities Purchase Agreement), whether or not a claim for post-petition interest is allowed in such proceeding under Applicable Insolvency Laws) on the Notes, and all obligations which, but for the automatic stay under 11 U.S.C. Section 362 (or similar successor statute), would become due), whenever arising, in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise in accordance with any Transaction Document) strictly in accordance with the terms thereof (hereinafter, collectively, the “Guaranteed Obligations”). Each Guarantor hereby further agrees that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise in accordance with any Transaction Document), such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise in accordance with any Transaction Document) in accordance with the terms of such extension or renewal. This Guaranty is a guaranty of performance and payment and not of collection. This Guaranty is a continuing guaranty and shall apply to all Guaranteed Obligations whenever arising.

2.           Joint and Several Liability.

(a)           Each of the Guarantors is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Holders under the Transaction Documents, for the mutual benefit, directly and indirectly, of each of the Note Parties and other Guarantors (if any) and in consideration of the undertakings of each of the Guarantors to accept joint and several liability for the obligations of each of the Note Parties.

(b)           Each of the Guarantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-obligor, joint and several liability with the other Guarantors with respect to the payment and performance of all of the Guaranteed Obligations, it being the intention of the parties hereto that all the Guaranteed Obligations shall be the joint and several obligations of the Guarantors without preferences or distinction among them.

(c)           If and to the extent that any of the Note Parties or Guarantors shall fail to make any payment with respect to any of the Guaranteed Obligations as and when due or to perform any of the Guaranteed Obligations in accordance with the terms thereof, then in each such event, the other Guarantors will make such payment with respect to, or perform, such Guaranteed Obligation.

3.           Obligations Unconditional. The obligations of each of the Guarantors under Section 1 hereof are irrevocable, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Transaction Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guaranty of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor other than payment in full of the Guaranteed Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and termination of the Purchase Agreements in accordance with their terms, it being the intent of this Section 3 that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against any Note Party for amounts paid under this Guaranty and no obligation hereunder can impaired by any counterclaim, set-off, recoupment, deduction or defense based on any claim a Guarantor may have, until the Guaranteed Obligations are paid in full (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and the Purchase Agreements have terminated in accordance with its terms. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by applicable law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

(a)           at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)           any of the acts mentioned in any of the provisions of any of the Purchase Agreements, the Transaction Documents, or any other agreement or instrument referred to in the Purchase Agreements or the Transaction Documents shall be done or omitted;

(c)           the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Purchase Agreements, the Transaction Documents, or any other agreement or instrument referred to in the Purchase Agreements or the Transaction Documents shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with, in each case, in accordance with the Transaction Documents; or

(d)           any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

4.           Reinstatement. The obligations of each Guarantor under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Holder on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and out-of-pocket expenses of counsel) incurred by any Holder in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

5.           Certain Additional Waivers. With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, to the extent permitted by applicable law, and any requirement that any Holder exhaust any right, power or remedy or proceed against any Person under any of the Purchase Agreements, the Transaction Documents or any other agreement or instrument referred to in the Purchase Agreements or the Transaction Documents, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

6.           Remedies. Each Guarantor agrees that, to the fullest extent permitted by applicable law, as between such Guarantor and the Holders, the Guaranteed Obligations may be declared to be forthwith due and payable for purposes of Section 1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said Section 1.

7.           Limitation on Guaranteed Obligations. Notwithstanding any provision to the contrary contained herein or in any other of the Transaction Documents, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under applicable law (whether federal or state and including, without limitation, 11 U.S.C. Section 548 (or similar successor statute)), after taking into account, among other things, such Guarantor’s right of contribution and indemnification from each other Guarantor under applicable law.

The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Company (as defined below), each other Guarantor shall, on demand of such Excess Funding Company (but subject to the next sentence hereof and to subsection (B) below), pay to such Excess Funding Company an amount equal to such Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Company) of such Excess Funding Company’s Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Company under this Section 7 shall be subordinate and subject in right of payment to the prior payment in full of the Guaranteed Obligations of such Guarantor under the other provisions of this Guaranty, and such Excess Funding Company shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such Guaranteed Obligations. For purposes hereof, (i) “Excess Funding Company” means, in respect of any Guaranteed Obligations arising under the other provisions of this Guaranty (hereafter, the “Joint Obligations”), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Joint Obligations; (ii) “Excess Payment” means, in respect of any Joint Obligations, the amount paid by an Excess Funding Company in excess of its Pro Rata Share of such Joint Obligations; and (iii) “Pro Rata Share”, for the purposes of this Section 7, means, for any Guarantor, the ratio (expressed as a percentage) of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of such Guarantor and all of the other Note Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor and the other Note Parties hereunder) of such Guarantor and all of the other Note Parties, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 7 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

8.           Representations.

(a)           Each Guarantor hereby represents and warrants that it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation and in each other jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect (as such term is defined in the December 2021 Securities Purchase Agreement).

(b)           Each Guarantor further represents and warrants that it has the power and authority to enter into this Guaranty and to perform its obligations and to consummate the transactions contemplated hereby and has by proper action duly authorized the execution and delivery of this Guaranty.

(c)           Each Guarantor further represents and warrants that this Guaranty constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance.

(d)           Each Guarantor further represents and warrants that it has knowledge of the other Note Parties’ financial condition and affairs and represents and agrees that it will keep so informed while this Guaranty is in force. Each Guarantor agrees that no Holder will have any obligation to investigate the financial condition or affairs of the other Note Parties for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of the other Note Parties which might come to the knowledge of the Holders at any time, whether or not any Holder knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor or might (or does) materially increase the risk of such Guarantor as a guarantor or might (or would) affect the willingness of such Guarantor to continue as a guarantor with respect to the Guaranteed Obligations.

9.           Incorporated Provisions. Each Guarantor acknowledges, agrees to, and agrees to perform, as applicable, all of the representations, warranties, covenants, waivers and other provisions pertaining to it as a Guarantor or Subsidiary contained in any Transaction Document.

10.           Amendment. This Guaranty may be amended or modified only in a writing executed by the parties hereto.

11.           Termination. This Guaranty shall terminate automatically upon the indefeasible payment in full in cash of the Guaranteed Obligations. Upon the sale, transfer, conveyance or other disposition of all of the equity interests of any Guarantor in a transaction permitted pursuant to the Transaction Documents (other than to a Note Party) and the application of the proceeds thereof as provided in the Transaction Documents, such Guarantor shall cease to be a “Guarantor” for purposes of the Transaction Documents and shall be released from its obligations hereunder.

12.           Counterparts. This Guaranty may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than one such counterpart. Facsimile or electronic transmissions of any executed original document and/or retransmission of any executed facsimile or electronic transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm such transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.

13.           Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Guaranty.

14.           Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Notice THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION. THE PROVISIONS OF THE PURCHASE AGREEMENTS RELATING TO SUBMISSION TO JURISDICTION, WAIVER OF JURY TRIAL AND VENUE ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

15.           Entirety. This Guaranty represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the transactions contemplated herein.

16.           Holder Assigns. This Guaranty is intended for and shall inure to the benefit of each and every person who shall from time to time be or become the owner or holder of (or participant in) any of the Guaranteed Obligations, and each and every reference herein to a “Holder” shall include and refer to each and every successor or assignee of a Holder, as applicable, at any time holding or owning any part of or interest (or participation) in any part of the Guaranteed Obligations. Each Holder shall be entitled to rely upon and be the third party beneficiary of the provisions of this Guaranty and shall be entitled to enforce the terms and provisions hereof to the same extent as if such Holder were directly party hereto. This Guaranty shall be transferable and negotiable by such Persons only with the same force and effect, and to the same extent, that the Guaranteed Obligations are transferable and negotiable, it being understood and stipulated that upon assignment or transfer by any Holder of any of the Guaranteed Obligations the legal holder or owner of said Guaranteed Obligations (or a part thereof or interest therein thus transferred or assigned by a Holder) shall (except as otherwise stipulated by a Holder in its assignment) have and may exercise all of the rights granted to the Holders under this Guaranty to the extent of that part of or interest in the Guaranteed Obligations thus assigned or transferred to said person. Each Guarantor expressly waives notice of transfer or assignment of the Guaranteed Obligations, or any part thereof, or of the rights of the Holders hereunder. Failure to give notice will not affect the liabilities of any Guarantor hereunder.

[Signature Page Follows]

Each of the parties hereto has caused a counterpart of this Guaranty to be duly executed and delivered as of the date first above written.

GUARANTORS:	TRANSWORLD ENTERPRISES INC.

By: /s/ Philip Scala
Name: Philip Scala
Title: Interim CEO, Secretary & Treasurer

CHARGE INFRASTRUCTURE, INC.

By: /s/ Andrew Fox
Name: Andrew Fox
Title: CEO

GETCHARGED, INC.

By: /s/ Andrew Fox
Name: Andrew Fox
Title: CEO

CHARGE SERVICES, LLC

By: /s/ Andrew Fox
Name: Andrew Fox
Title: Manager

CHARGE COMMUNICATIONS INC.

By: /s/ Craig Denson
Name: Craig Denson
Title: CEO

PTGI INTERNATIONAL CARRIER SERVICES, INC.

By: /s/ Andrew Fox
Name: Andrew Fox
Title: CEO

[Signature Page to Guaranty Agreement (Transworld)]

Accepted and agreed to as of the date first above written.

HOLDERS:
MT. WHITNEY SECURITIES, LLC

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

ARENA ORIGINATING CO., LLC

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES FUND, LP

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES PARTNERS I, LP

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

ARENA STRUCTURED PRIVATE INVESTMENTS (CAYMAN), LLC

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

[Signature Page to Guaranty Agreement (Transworld)]